FOR IMMEDIATE RELEASE	For more information contact:
July 9, 2007	Ernie English (281) 230-8606

GUNDLE/SLT ENVIRONMENTAL, INC.
ANNOUNCES COMMENCEMENT OF CONSENT SOLICITATION

HOUSTON -- July 9, 2007—Gundle/SLT Environmental, Inc. (the “Company”) today announced that it has commenced a consent solicitation of holders of its outstanding 11% Senior Notes due 2012, Series B (the “Notes”). The consent solicitation will expire at 5:00 p.m., New York time, on July 19, 2007 unless extended by the Company.

The purpose of this solicitation is to obtain the consent of the holders of the Notes to the amendment of the reporting covenant contained in the indenture governing the Notes. The proposed amendment would delete the requirement to file reports with the SEC, and instead require that the Company deliver to the Trustee and make available to holders of the Notes, within 10 days after the Company would have been required to file such with the SEC, specified financial information and a management’s discussion and analysis of financial condition and results of operations for each of the Company’s first three fiscal quarters and the Company’s fiscal year, as well as current reports that would be required to be filed with the Commission on Form 8-K pursuant to certain items of Form 8-K. The text of the Proposed Amendment is set forth in the Consent Solicitation Statement dated July 9, 2007.

If the requisite consents are received from holders of the Notes as of July 3, 2007, the record date for the consent solicitation, and all other conditions to the Consent Solicitation Statement have been satisfied or waived, the Company will make a consent payment of $10 per $1,000 principal amount validly consented and not revoked.

The detailed terms and conditions of the consent solicitation are contained in the Consent Solicitation Statement dated July 9, 2007. Holders can obtain additional copies of the Consent Solicitation Statement and related material from the Information Agent and Tabulation Agent for the consent solicitation, Global Bondholder Services Corp. at (212) 430-3774 or (866) 873-6300.

UBS Investment Bank (“UBS”) is acting as the Solicitation Agent. Holders with questions about the consent solicitation can contact UBS’ Liability Management Group at (203) 719-4210 (call collect) or (888) 722-9555 x3374210 (toll-free).

The Company believes based upon discussions between the Solicitation Agent and the holder of a majority in aggregate principal amount of the Notes that such holder intends to deliver its consent in connection with the consent solicitation.

This press release is not a solicitation of consents nor shall it be deemed a solicitation of consents with respect to any securities. The consent solicitation will be made solely by the Consent Solicitation Statement dated July 9, 2007.

About Gundle/SLT Environmental, Inc.

Gundle/SLT Environmental, Inc., headquartered in Houston, is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids and gases for organizations engaged in waste management, mining, water and wastewater treatment, and aquaculture.

This press release contains certain forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release the words, “believe”, “expect”, “intend” and words or phrases of similar import, as they relate to GSE or its management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, among other things, competitive market factors, worldwide manufacturing capacity in the industry, general economic conditions around the world, raw material pricing and supply, governmental regulation and supervision, seasonality, distribution networks and other factors described more fully in GSE’s reports filed with the SEC. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those currently believed, expected or intended.